UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2017

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement

On August 14, 2017, Exactus, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) under which it agreed to sell an 8% convertible promissory note in an aggregate principal amount of $110,000.00 (the “Note”) to Morningview Financial, LLC (the “Purchaser”). The net proceeds of the sale of the Note, after deducting the Purchaser’s discount and the expenses payable by the Company, were $87,000. As discussed in more detail below, the Securities Purchase Agreement also provides for the issuance by the Company of up to an additional $55,000 aggregate principal amount of 8% convertible notes to the Purchaser, with terms substantially similar to the Note (the “Additional Notes,” and, together with the Note, the “Notes”). The net proceeds of the sale of the Notes, after deducting the Purchaser’s discount and the estimated expenses payable by the Company, are expected to be approximately $46,000.

The closing of the sale of the Note occurred on August 22, 2017. The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been, or, except as discussed below, will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Note, and will sell the Additional Notes, to the Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. As discussed below, the Company intends to register (i) the shares of the Company’s common stock issuable upon conversion of the Note and (ii) $27,500 aggregate principal amount of the Additional Notes for resale by the Purchaser under the Securities Act.

The Note is dated August 14, 2017 and provides the terms and conditions of the Company’s obligations to the Purchaser. The Note will bear interest at a rate of 8% per annum and will mature on August 14, 2018.

At any time after the 170th calendar day after the issue date of the Note, the Purchaser has the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Notes into shares of the Company’s common stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) $0.25 and (ii) 60% of the average of the three lowest trading prices of the Company’s common stock during the twenty-day trading period prior to the conversion. The Conversion Price is subject to further reduction upon certain events specified in the Notes.

The following are events of default under the Notes that may result in the outstanding Notes becoming immediately due and payable in an amount equal to 150% (or in certain cases 200%) of the outstanding balance of the Notes (including principal and accrued and unpaid interest) plus default interest at a rate of 18% per annum:

● the Company fails to pay the principal or interest due on the Notes, whether at maturity, upon acceleration or otherwise, and the failure continues for a period of 10 days;

● the Company fails to satisfy its obligations relating to the conversion of the Notes into shares of the Company’s common stock, and the failure continues for a period of 2 business days;

● the Company breaches any material covenant or other material provision of the Notes, and the breach continues for a period of 10 days;

● any representation or warranty of the Company made in the Notes or in any related transaction document is false or misleading in any material respect when made and such breach results in a material adverse effect on the rights of the Purchaser with respect to the Notes;

● the Company or any subsidiary of the Company makes an assignment for the benefit of creditors or applies for, or consents to, the appointment of a receiver or trustee;

● any money judgment, writ or similar process is entered against the Company, any subsidiary of the Company, or any of its property or other assets for more than $50,000, and remains unvacated, unbonded or unsayed for a period of 20 days;

● bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings, voluntary or involuntary, are instituted against the Company or any subsidiary of the Company;

● the Company fails to maintain the listing or quotation of its common stock;

● the Company fails to comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or the Company ceases to be subject to the reporting requirements of the Exchange Act;

● the dissolution, liquidation, or winding up of the Company or any substantial portion of its business;

● the Company ceases its operations or admits it is otherwise unable to pay its debts as they become due;

● the Company replaces its auditor or restates any of the Company’s financial statements for any period within the two years prior to the issue date of the Notes;

● certain events relating to the Company replacing its transfer agent;

● the Company breaches or defaults under any covenant or other term or other condition contained in any other financial instrument issued by the Company;

● the Company attempts to provide the Purchaser with material non-public information regarding the Company;

● the Company’s common stock fails to maintain a trading price in its principal trading market of at least $0.0001;

● the Company fails to repay the Notes, in their entirety, after the completion of its next completed offering of $750,000 or more; and

● the Company fails to file a registration statement relating to the common stock of the Company into which the Note is convertible within 30 days of the issue date of the Note or to cause the registration statement to go effective within 120 days of the issue date of the Note.

The Company has the right to prepay the Notes at any time until the 170th calendar day after the issue date of the Note, in an amount equal to 135% of the principal amount of the Notes outstanding. The Company may not prepay the Notes after the 170th calendar day after the issue date of the Note. The Company will be subject to a liquidated damages charge of 25% of the outstanding principal amount of the Notes if it effects certain exchange transactions in accordance with, based upon or related or pursuant to Section 3(a)(10) of the Securities Act or if the Company effects a reverse stock split with respect to shares of its common stock. In addition, the Notes grant the Purchaser a right of first refusal with respect to potential future financing offered to the Company by third parties and the right to become a party to any future transaction document related to a security issuance by the Company to a third party with terms more favorable to the third party than the terms of the Notes.

Any amounts due and payable to the Purchaser under the terms of the Notes, including any payment on an event of default, default interest, or agreed upon liquidated damages may, at the Purchaser’s option, be converted into shares of common stock of the Company at the Conversion Price.

The Securities Purchase Agreement also provides that, in connection with the registration of the common stock of the Company into which the Note is convertible, the Company will issue an additional $55,000 aggregate principal amount of Additional Notes. Upon the Company’s filing of a registration statement regarding the common stock of the Company into which the Notes are convertible, the Company will issue $27,500 aggregate principal amount of Additional Notes to the Purchaser, which will have the same terms and conditions of the Note and will be given the same registration rights as the Note. Upon the effectiveness of the Company’s registration statement relating to the common stock of the Company into which the Note is convertible, the Company will issue an additional $27,500 aggregate principal amount of Additional Notes to the Purchaser, which will have the same terms and conditions of the Note, except such Additional Notes will not have registration rights.

In connection with the sale of the Note, the Company entered into a Registration Rights Agreement, dated as of August 14, 2017, between the Company and the Purchaser (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission covering resales of the shares of the Company’s common stock issuable upon conversion of the Note and the first $27,500 aggregate principal amount of the Additional Notes. The Registration Rights Agreement requires the Company to file the registration statement within 30 days of the issue date of the Note and to cause the registration statement to become effective within 120 days of the issue date of the Note. If the Company fails to comply with these obligations, it will constitute an event of default under the Note, as discussed above.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing description of the Securities Purchase Agreement, the Notes, and the Registration Rights Agreement is a summary and is qualified in its entirety by reference to the full Securities Purchase Agreement, Note and Registration Rights Agreement, which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 14, 2017, the Company agreed to issue a $110,000 aggregate principal amount Note in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The sale of the Note closed on August 22, 2017. In addition, pursuant to the Securities Purchase Agreement, the Company has agreed to sell an aggregate principal amount of $55,000 of Additional Notes to the Purchaser, subject to the conditions specified in the Securities Purchase Agreement.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

On August 14, 2017, the Company agreed to sell a $110,000 aggregate principal amount Note in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The sale of the Note closed on August 22, 2017. The Note will be convertible into shares of the Company’s common stock at the Conversion Price described above. In addition, pursuant to the Securities Purchase Agreement, the Company has agreed to sell an aggregate principal amount of $55,000 of Additional Notes to the Purchaser, subject to the conditions specified in the Securities Purchase Agreement. The Additional Notes will be convertible into shares of the Company’s common stock at the Conversion Price described above.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.
  Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.                                        Description

10.1
Securities Purchase Agreement, dated August 14, 2017, between Exactus, Inc. and Morningview Financial, LLC

10.2
Convertible Promissory Note, dated August 14, 2017

10.3
Registration Rights Agreement, dated August 14, 2017, between Exactus, Inc. and Morningview Financial, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exactus, Inc.

Date: August 28, 2017	By:	/s/Philip J. Young
Philip J. Young
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 14, 2017, between Exactus, Inc. and Morningview Financial, LLC
10.2	Convertible Promissory Note dated August 14, 2017
10.3	Registration Rights Agreement, dated August 14, 2017, between Exactus, Inc. and Morningview Financial, LLC